Exhibit 99.1

J & J Snack Foods Corp. Announces Customer to Discontinue Purchases of Funnel Cake Fries

PENNSAUKEN, N.J.--(BUSINESS WIRE)--March 2, 2011--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that sales of its funnel cake fries to one existing customer will stop this month. Sales of funnel cake fries to the customer were $12.7 million in the fiscal year ended September 25, 2010 and $2.2 million in the first quarter of fiscal year 2011 which ended December 25, 2010.

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS, MINUTE MAID* and BARQ’S** frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida and Colton, Vernon and Norwalk, California.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.
**BARQ’S is a registered trademark of Barq’s Inc.

CONTACT:
J & J Snack Foods Corp.
Dennis G. Moore
Senior Vice President
Chief Financial Officer
856-532-6603